FOR IMMEDIATE RELEASE

Contact:
Thomas R. Butkus
Chairman, President and Chief Executive Officer
(708) 687-7400

AJS BANCORP, INC. TO COMMENCE STOCK OFFERING

Midlothian, Illinois, August 16, 2013 — AJS Bancorp, Inc. (“Old AJS Bancorp”) (OTCBB: AJSB), announced today that AJS Bancorp, Inc., a Maryland corporation (“New AJS Bancorp”), the proposed holding company for A.J. Smith Federal Savings Bank, and AJS Bancorp, MHC have received regulatory approval to commence New AJS Bancorp’s stock offering in connection with AJS Bancorp, MHC’s proposed second-step conversion to the stock holding company form of organization.  Old AJS Bancorp also announced today that the registration statement relating to the sale of common stock of New AJS Bancorp has been declared effective by the Securities and Exchange Commission.

New AJS Bancorp is offering for sale between 904,103 and 1,406,677 shares of common stock at $10.00 per share, representing the majority ownership interest in Old AJS Bancorp currently owned by AJS Bancorp, MHC. The number of shares in the offering is based on an independent appraisal of the estimated pro forma market value of New AJS Bancorp as of May 2, 2013.

At the conclusion of the conversion and offering, the existing shares of common stock held by the public stockholders of Old AJS Bancorp will be exchanged for between 0.7365 and 1.1459 shares of New AJS Bancorp common stock, depending on the number of shares sold in the offering.  After the completion of the conversion and offering, New AJS Bancorp will be 100% owned by public stockholders, and Old AJS Bancorp and AJS Bancorp, MHC will each cease to exist.

The completion of the conversion and offering is subject to, among other things, selling a minimum of 904,103 shares in the offering, the receipt of all necessary final regulatory approvals, the receipt of the approval of the members of AJS Bancorp, MHC (depositors and certain borrowers of A.J. Smith Federal Savings Bank) as of July 31, 2013, and the receipt of the approval of the stockholders of Old AJS Bancorp as of July 31, 2013.

On or about August 21, 2013, offering materials will be mailed to members and certain former depositors eligible to purchase shares in the subscription offering, and proxy solicitation materials will be mailed to members and stockholders.  Shares of common stock not sold in the subscription offering may be available in a community offering to the general public, including stockholders of Old AJS Bancorp as of July 31, 2013.  The subscription offering and community offering, if any, are expected to expire at 2:00 p.m., Central Time, on September 17, 2013.  Shares not sold in the subscription and community offerings may be sold in a syndicated offering. The members’ and stockholders’ meetings are scheduled for September 27, 2013.

New AJS Bancorp has established a Stock Information Center to handle inquiries with respect to the subscription and community offerings.  The Stock Information Center will open on August 22, 2013.  The Stock Information Center’s telephone number is (877) 643-8198.  Hours of operation will be from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.  A copy of the prospectus and stock order form relating to the subscription and community offerings may be obtained from the Stock Information Center beginning on August 22, 2013.

Keefe, Bruyette & Woods, Inc., a Stifel company (“KBW”) is serving as financial advisor to Old AJS Bancorp and New AJS Bancorp in connection with the transaction.  KBW will act as selling agent in the subscription and community offerings. Luse Gorman Pomerenk & Schick, P.C. is serving as legal counsel to Old AJS Bancorp and New AJS Bancorp.

AJS Bancorp, Inc. is the holding company for A.J. Smith Federal Savings Bank which was founded in 1892. A.J. Smith Federal Savings Bank is headquartered in Midlothian, Illinois and has two additional offices in Orland Park, Illinois. At June 30, 2013, AJS Bancorp, Inc. had $216.2 million in total assets.

This news release contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions.  New AJS Bancorp undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).

A proxy statement/prospectus concerning the conversion has been filed with the Securities and Exchange Commission.  Stockholders of Old AJS Bancorp are urged to read the proxy statement/prospectus because it contains important information.  Investors are able to obtain all documents filed with the Securities and Exchange Commission by New AJS Bancorp free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, these documents are available free of charge from the Corporate Secretary of Old AJS Bancorp at 14757 South Cicero Avenue, Midlothian, Illinois 60445, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of Old AJS Bancorp are participants in the solicitation of proxies from the stockholders of Old AJS Bancorp in favor of the conversion.  Information about the directors and executive officers of Old AJS Bancorp is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.